UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2009

Santander BanCorp
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	00115849	660573723
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

207 Ponce de Leon Avenue, San Juan, Puerto Rico		00917
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(787)777-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(b) On March 26, 2009, the Board of Directors of Santander BanCorp (the "Company") approved amendments to its Code of Business Conduct and Professional Ethics (the "Code"). The amendments include the following: (1) the addition of a prohibition on taking unfair advantage of customers, suppliers, competitors and employees through manipulation, abuse of privileged information or any other unfair dealing practice, (2) a clarification to the effect that the Compliance Committee (formerly the Legal and Compliance Committee) and the Chief Compliance Officer are responsible for the supervision and implementation of matters related to the Code, (3) the addition of a more detailed provision requiring the reporting of possible conflicts of interest to supervisors and the Chief Compliance Officer, (4) a clarification requiring that any information requests received from government entities be directed to the Company’s Legal Department, and (5) the addition certain executive officers of the Company, including the Chief Accounting Officer, the General Counsel and the Chief Credit Officer, and the presidents of the subsidiaries of the Company, as members of the Compliance Committee. The amendments also include technical, administrative or other non-substantive amendments in other sections of the Code.

A complete copy of the Code is available on the Company’s website at www.santandernet.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Santander BanCorp

April 1, 2009	By:	María Calero

Name: María Calero
Title: Senior Executive Vice President